Exhibit 99.1

Investor Contact: Megan L. McPhail 314-309-6563 Megan.McPhail@SpireEnergy.com Media Contact: Jason Merrill 314-342-3300 Jason.Merrill@SpireEnergy.com

For Immediate Release

Spire announces sale of gas marketing business to Boardwalk Pipelines for $215 million

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Sharpens Spire’s focus on regulated natural gas utility businesses
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Improves risk profile and long-term growth strategy
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Reaffirms long-term adjusted earnings per share (EPS) growth of 5-7% using original fiscal 2027 adjusted EPS midpoint as a base
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Proceeds expected to be used to partially fund the acquisition of the Piedmont Natural Gas Tennessee business and general corporate purposes

ST. LOUIS (March 30, 2026) – Spire Inc. (NYSE: SR) today announced it has entered into an agreement to sell its gas marketing business, Spire Marketing Inc. (Spire Marketing) to Boardwalk Pipelines, LP (Boardwalk) for $215 million in cash. The transaction is expected to close in the third fiscal quarter of 2026 and is subject to regulatory approvals and completion of other customary closing conditions. Proceeds from the transaction are expected to be used to partially fund the acquisition of the Piedmont Natural Gas Tennessee business and general corporate purposes. Spire continues to evaluate the sale of its natural gas storage facilities to fund the acquisition and expects to provide an update no later than its second quarter fiscal 2026 earnings conference call in May.

“As we continue to sharpen our focus on our core regulated utility operations, we have entered into an agreement to sell our gas marketing business,” said Scott Doyle, president and chief executive officer of Spire. “The sale simplifies our business mix, improves our risk profile and enhances long-term earnings visibility. Spire Marketing has been an important contributor to Spire over the years, and we are grateful to the employees for their dedication and contributions. We wish them continued success as they transition to new ownership.”

“This is a step forward for Boardwalk as we continue to expand our participation across the natural gas value chain,” said Scott Hallam, president and chief executive officer of Boardwalk Pipelines. “By bringing on an experienced team with deep market expertise and established commercial capabilities, we seek to strengthen our asset optimization and more effectively serve our customers’ increasingly complex energy needs. We were impressed by the strength and depth of Spire Marketing’s management team, and we look forward to partnering with them as we build upon this platform.”

“We are excited to join Boardwalk which has such a positive industry presence and reputation to go along with a vision that recognizes the value and need for marketing and trading capabilities. We expect a seamless transition for our employees and clients as we join Boardwalk and continue to move our business forward,” said Pat Strange, president of Spire Marketing.

Spire Marketing markets natural gas and related services across the United States, with a primary focus on the procurement and physical delivery of natural gas to a diverse customer base in the central and southern U.S. The business serves commercial and industrial customers through its retail operations and producers, pipelines, power generators, municipalities, storage operators and utilities through its wholesale operations.

The agreement is subject to customary closing conditions and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Stinson LLP acted as legal counsel to Spire.

Guidance Update and Growth Outlook

Spire is not updating its fiscal 2026 guidance at this time and expects to provide revised 2026 guidance on the second quarter fiscal 2026 earnings call in May. The fiscal 2026 adjusted EPS guidance of $5.25–$5.45 affirmed in February reflects a full year of earnings from Spire Marketing and Spire’s gas storage facilities and excludes the results of the pending acquisition of the Piedmont Natural Gas Tennessee business.

Spire now expects fiscal 2027 adjusted EPS guidance to be in the range of $5.40–$5.60, compared to prior guidance of $5.65-$5.85. The updated guidance reflects the expected sale of Spire Marketing, with no other changes to the underlying assumptions affirmed in February. Both the prior and updated ranges continue to reflect the expected sale of Spire’s gas storage facilities and assume a full year of earnings contributions from the Piedmont Natural Gas Tennessee business.

The sales of the gas marketing business and gas storage facilities are subject to regulatory approvals. The acquisition is expected to close in the first calendar quarter of 2026, and the Spire Marketing sale is expected to close in the third fiscal quarter of 2026 following regulatory review.

Spire reaffirmed its long-term adjusted earnings per share growth of 5-7% using the original fiscal 2027 adjusted EPS guidance midpoint of $5.75 as a base.

About Spire

At Spire Inc. (NYSE: SR) we believe energy exists to help make people’s lives better. It’s a simple idea, but one that’s at the heart of our company. Every day we serve 1.7 million homes and businesses, making us one of the largest publicly traded natural gas companies in the country. We help families and business owners fuel their daily lives through our gas utilities serving Alabama, Mississippi and Missouri. Our natural gas-related businesses include Spire Marketing and Spire Midstream. We are committed to transforming our business through growing organically, investing in infrastructure, and driving continuous improvement. Learn more at SpireEnergy.com.

About Boardwalk Pipelines, LP

Boardwalk Pipelines, LP (“Boardwalk”) delivers reliable energy by connecting natural gas supply with the markets and communities that depend on it. Through an integrated network of interstate and intrastate pipelines and underground storage assets, Boardwalk supports energy reliability, market connectivity, and long-term‑ value creation across the United States, including the Gulf Coast, Midwest, and Southeast. Boardwalk is committed to operating safely, reliably, and responsibly while evolving its capabilities to better serve customers in a dynamic and increasingly complex energy market. Learn more at bwpipelines.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Spire’s future operating results may be affected by various uncertainties and risk factors, many of which are beyond the Company’s control, including weather conditions, economic factors, the competitive environment, governmental and regulatory policy and action, and risks associated with acquisitions. More complete descriptions and listings of these uncertainties and risk factors can be found in the Company’s annual (Form 10-K) and quarterly (Form 10-Q) filings with the Securities and Exchange Commission.

This news release includes the non-GAAP financial measures of “adjusted earnings,” “adjusted earnings per share,” and “contribution margin.” Management also uses these non-GAAP measures internally when evaluating the Company’s performance and results of operations. Adjusted earnings exclude from net income, as applicable, the impacts of fair value accounting and timing adjustments associated with energy-related transactions, the impacts of acquisition, divestiture and restructuring activities and the largely non-cash impacts of impairments and other non-recurring or unusual items such as certain regulatory, legislative, or GAAP standard-setting actions. The fair value and timing adjustments, which primarily impact the Gas Marketing segment, include net unrealized gains and losses on energy-related derivatives resulting from the current changes in the fair value of financial and physical transactions prior to their completion and settlement, lower of cost or market inventory adjustments, and realized gains and losses on economic hedges prior to the sale of the physical commodity. Management believes that excluding these items provides a useful representation of the economic impact of actual settled transactions and overall results of ongoing operations. Contribution margin adjusts revenues to remove the costs that are directly passed on to customers and collected through revenues, which are the wholesale cost of natural gas and gross receipts taxes. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures such as operating income, net income, or earnings per share.